Exhibit 1.3
UNDERWRITING AGREEMENT
____________, 200__
[Underwriter]
Ladies and Gentlemen:
     ANHEUSER-BUSCH COMPANIES, INC. (the “Company”) proposes to issue and sell from time to time certain of its debt securities referred to below (the “Securities”) registered under the registration statement referred to below. The Securities will be issued under an Indenture (the “Indenture”), dated as of July 1, 2001, between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee, and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions and other terms, with all such terms for any particular series of the Securities being determined at the time of the sale. Particular series of the Securities may be sold to you, and to other firms on whose behalf you may act, for resale in accordance with the terms of the offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the “Purchased Securities”, and the firms which agree to purchase the same are hereinafter referred to as the “Underwriters” of such Purchased Securities. The terms and conditions herein shall constitute a separate agreement between the Company and the respective Underwriters in regard to each offering of Purchased Securities.
     The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), registration statements on Form S-3 (Registration Statement Nos. 333-104097 and 333-117742) for the registration of the Securities. In this Agreement, (a) such Registration Statements, together with all amendments thereto, all documents filed therewith and all documents incorporated therein, and which under the Act are or are deemed to be a part of such Registration Statements, are referred to as the “Registration Statement”; and (b) the Prospectus dated October 13, 2005 included in the Registration Statement, together with (i) any Issuer Free Writing Prospectus as defined in Rule 433(h)(1) under the Act (“Issuer Free Writing Prospectus”), (ii) any issuer information as defined in Rule 433(h)(2) under the Act and any description of the final terms of the Purchased Securities, which are contained in a Free Writing Prospectus as defined in Rule 405 under the Act (“Free Writing Prospectus”) and are required under the Act to be filed by the Company with the Commission (such information and description being referred to herein, collectively, as the “Other Offering Information”), and (iii) all amendments and supplements (including all preliminary prospectus supplements) to such Prospectus and all documents incorporated in such Prospectus, which are not a Free Writing Prospectus, is referred to as the “Prospectus.”
     This Agreement shall not limit or affect the right of the Company to offer or sell any of the Securities through any other underwriters or agents or through any other arrangements specified by the Company from time to time, and this Agreement shall apply only to Securities in respect of which a Terms Agreement shall have been executed as referred to herein.

     The Company and the Underwriters agree as follows:
     1. Purchase and Offering:
     (a) The obligations of the Underwriters to purchase the Purchased Securities will be evidenced by an exchange of telegraphic or other written communications (a “Terms Agreement”) at each time the Company determines to sell Purchased Securities. Each Terms Agreement shall specify the firms which will be Underwriters (who shall become bound by the terms hereof when the Terms Agreement has been entered into), the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Purchased Securities not already specified in the Indenture, including, but not limited to, interest rates, maturities, redemption provisions and sinking fund requirements. Each Terms Agreement shall also specify the date of delivery and payment for the Purchased Securities other than any Contract Securities (as defined below) and any details of the terms of the offering which shall be reflected in the prospectus supplement (the “Prospectus Supplement”) or any Issuer Free Writing Prospectus relating to the offering of the Purchased Securities. The Prospectus Supplement shall set forth the terms contained in the Terms Agreement and such other information that you and the Company agree at the time the Terms Agreement is entered into should be included in the Prospectus Supplement. Insofar as any provision of this Agreement is inconsistent with any Terms Agreement, the Terms Agreement shall be deemed to control. Each Terms Agreement shall be substantially in the form of Schedule I hereto, with such changes therein as the Company may approve. Purchased Securities to be purchased by Underwriters are herein referred to as “Underwriters’ Securities,” and any Purchased Securities to be purchased pursuant to Delayed Delivery Contracts (as defined below) as hereinafter provided are herein referred to as “Contract Securities.” The obligations of the Underwriters to purchase the Underwriters’ Securities shall be several and not joint. It is understood that the Underwriters propose to offer the Purchased Securities for sale as set forth in the Prospectus Supplement or any such Issuer Free Writing Prospectus.
     (b) Payment of the purchase price for the Underwriters’ Securities shall be made to the Company or its order by wire transfer of immediately available funds or in any other manner satisfactory to the Company against delivery of the Underwriters’ Securities to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M.1 on the date of delivery specified in the Terms Agreement (unless another time not later than 10:00 A.M. on the third business day2 thereafter shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 6 hereof). The time and date that such payment and delivery are actually made is herein sometimes referred to as the “time of purchase.” The Underwriters’ Securities shall be delivered to you in definitive form, in temporary or final form, and in such names and such principal amounts as, not later than 10:00 A.M. on the business day immediately preceding the time of purchase, you shall specify. For the purpose of expediting the checking and packaging of the Underwriters’ Securities by you, the Company agrees to make them available to you for such purpose prior to the close of business on the business day preceding the time of purchase.
     (c) If any Terms Agreement provides for sales of Purchased Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Contract Securities pursuant to delayed delivery contracts substantially in the form of Schedule II attached hereto (the “Delayed Delivery Contracts”) with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks,

[1]	Times mentioned herein are New York City times.

[2]	As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

insurance companies, pension funds, investment companies and educational and charitable institutions. At the time of purchase the Company will pay you as compensation, for the accounts of the Underwriters, the compensation set forth in such Terms Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities shall be deducted from the Purchased Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Purchased Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that you determine that such reduction shall be otherwise allocated and so advise the Company.
     (d) Neither the Company nor any Underwriter shall, in connection with any Securities, deliver any Free Writing Prospectus to any person or make any offer of any Securities by means of a Free Writing Prospectus, except upon mutual consent of the Company and the Underwriters. At the time of such consent, the Company and the Underwriters shall determine, in writing, whether or not such Free Writing Prospectus is an Issuer Free Writing Prospectus. Any Free Writing Prospectus which is not an Issuer Free Writing Prospectus and is required under the Act to be filed by an Underwriter with the Commission with respect to the Purchased Securities is referred to herein as a “Participant Free Writing Prospectus.” Notwithstanding the foregoing, the consent of the Company shall not be required for the use by any Underwriter of a Free Writing Prospectus that (i) is not an Issuer Free Writing Prospectus and (ii) contains only (x) information describing the preliminary terms of the Securities or their offering, (y) information permitted by Rule 134 under the Act or (z) information that describes the final terms of Purchased Securities or their offering and that is included in the related Terms Agreement.
     2. Certain Covenants of the Company: The Company agrees:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Purchased Securities for offering and sale and in determining their eligibility for investment under the laws of such states as you may designate; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process in any state (except with respect to the offering and sale of the Purchased Securities);
     (b) to make available to you and the Underwriters, as soon as available, as many copies of the Registration Statement and the Prospectus as you may reasonably request for the purposes contemplated by the Act;
     (c) to advise you promptly (confirming such advice in writing) of any request by the Commission for amendments to the Registration Statement or the Prospectus or for additional information with respect thereto and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;
     (d) so long as any of the Purchased Securities shall remain outstanding, to furnish to you and, upon request, to each of the other Underwriters such consolidated statements of income, retained earnings and changes in financial position and balance sheets of the Company as it shall furnish to holders of the Purchased Securities and as it shall file with the Commission;
     (e) to advise you promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Purchased Securities is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the statements therein would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and to prepare and furnish to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;
     (f) to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date of any Terms Agreement, an earnings statement covering a period of at least 12 months beginning after the date of such Terms Agreement and otherwise satisfying Section 11(a) of the Act;
     (g) to pay all expenses, fees and excise taxes (other than transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 3 hereof or (iv) below) in connection with (i) the preparation and filing of the Registration Statement and the Prospectus as initially filed and of all amendments thereto and all documents then or thereafter filed therewith or incorporated therein, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers as required by applicable law, (ii) the issue, sale, and delivery of the Purchased Securities, (iii) the printing of this Agreement, any agreement among underwriters, any statements of information, the opinions and letters referred to in subsections (a) and (b) of Section 4 hereof and the Indenture and the furnishing of copies thereof to the Underwriters, (iv) the qualification of the Purchased Securities for offering and sale and determination of their eligibility for investment under state laws as aforesaid (including the legal fees and disbursements of counsel for the Underwriters and all filing fees) and the printing and furnishing of copies of the “Blue Sky Survey” to the Underwriters and to dealers, (v) the rating of the Purchased Securities by investment rating agencies and (vi) the performance of the Company’s other obligations hereunder;
     (h) to furnish to you as early as practicable a copy of the latest available unaudited interim consolidated financial statements, if any, which have been read by the independent public accountants referred to in Section 4(c) hereof as stated in their letter to be furnished pursuant to such Section, any such financial statements to be so furnished no later than two full business days prior to the date of such letter;
     (i) to furnish to you two signed copies of the Registration Statement as initially filed and of all amendments thereto and all documents then or thereafter filed therewith or incorporated therein, and sufficient unsigned copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (j) before amending or supplementing the Registration Statement or the Prospectus, or filing with the Commission during the period referred to in subsection (e) of this Section 2 any document pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (herein, together with the rules and regulations of the Commission thereunder, collectively referred to as the “Exchange Act”), to furnish to you a copy of each such proposed amendment, supplement or document; and
     (k) to file with the Commission each Prospectus Supplement (including each preliminary prospectus supplement), each Issuer Free Writing Prospectus and any Other Offering Information, in each case with respect to the Purchased Securities, not later than the date such filing is required under the Act.
     3. Reimbursement of Underwriters’ Expenses: If the Underwriters’ Securities are not delivered for any reason other than the termination of this agreement pursuant to Section 5 hereof or the default by one or more of the Underwriters in its or their obligations to purchase Underwriters’ Securities pursuant to any Terms Agreement, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and expenses of their counsel.

     4. Conditions of Underwriters’ Obligations: The several obligations of the Underwriters to purchase and pay for any issue of Underwriters’ Securities under any Terms Agreement are subject to the following conditions:
     (a) That, at the time of purchase, you shall receive the signed opinions of Armstrong Teasdale LLP, counsel for the Company, and of the General Counsel of the Company, or of an Associate General Counsel, in form satisfactory to your counsel, addressed to the Underwriters and dated the time of purchase (with conformed or reproduced copies thereof for each of the other Underwriters), as indicated below.
          (i) The opinion of Armstrong Teasdale LLP is to state in substance that:
               (A) the Company has been duly incorporated and is validly existing and in good standing under the laws of Delaware, and has all power and authority necessary to own its properties and conduct the businesses in which it is engaged;
               (B) this Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, except as rights to indemnification provided herein may be unenforceable under applicable laws;
               (C) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and (assuming that they have been duly authorized, executed and delivered by the purchasers thereunder) are valid and binding agreements of the Company;
               (D) the Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company in accordance with its terms; the Purchased Securities have been duly authorized; the Underwriters’ Securities have been duly authorized and executed (and assuming the facsimile seal of the Company has been affixed thereto or imprinted thereon and they have been duly authenticated by the Trustee, in accordance with the Indenture, which assumptions such counsel need not verify by an inspection of the Underwriters’ Securities) have been duly issued and constitute legal, valid and binding obligations of the Company; the Contract Securities have been duly authorized and executed (and assuming that the facsimile seal of the Company will have been affixed thereto or imprinted thereon and that they will have been duly authenticated by the Trustee, as aforesaid), when issued and delivered against payment as provided in the Delayed Delivery Contracts, will have been duly issued and will constitute legal, valid and binding obligations of the Company; and the Purchased Securities are, and the Contract Securities will be, entitled to the benefits provided by the Indenture; provided, however, that (a) the enforceability of the Indenture, the Underwriters’ Securities and the Contract Securities may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (b) rights of acceleration and the availability of equitable remedies thereunder may be limited by equitable principles of general applicability;
               (E) the Purchased Securities, the Delayed Delivery Contracts and the Indenture conform in all material respects as to legal matters with the statements concerning them in the Prospectus;
               (F) the documents incorporated by reference in the Registration Statement (the “Incorporated Documents”) (other than the financial statements, related schedules and other financial and statistical data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act;

               (G) the Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial and statistical data included therein, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Indenture complies in all material respects with the Trust Indenture Act of 1939, as amended;
               (H) no approval by any governmental or regulatory authority is required in connection with the consummation of the transactions contemplated by this Agreement other than registration of the Purchased Securities under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Purchased Securities are being offered; and
               (I) the Registration Statement is effective under the Act, and no proceedings for a stop order are pending or, to the best of such counsel’s knowledge, threatened under the Act.
     In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as to the matters referred to under subheadings (E) and (G) of this subsection (a)), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead it to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, at the time the Terms Agreement was entered into contained, or at the time of purchase contains, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, related schedules and other financial and statistical data included in the Registration Statement or the Prospectus).
          (ii) The opinion of the General Counsel of the Company, or of an Associate General Counsel, is to state in substance that:
               (A) there are no contracts or other documents required to be included among the Incorporated Documents or filed as exhibits to the Incorporated Documents or the Registration Statement other than those incorporated by reference or filed as required;
               (B) to the best of such counsel’s knowledge, there is no litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would affect the transactions contemplated by this Agreement or is required to be disclosed in the Registration Statement or the Prospectus which is not disclosed and correctly summarized therein; and
               (C) no part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Terms Agreement was entered into did not contain, and at the time of purchase does not contain, any untrue statement of a material fact and did not and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, related schedules and other financial and statistical data included in the Registration Statement or the Prospectus).
     (b) That, at the time of purchase, the Underwriters shall receive the favorable opinion of their counsel, dated the time of purchase, as to the matters referred to in subheadings (B), (C), (D), (E) and (G) of subsection (a)(i) of this Section 4.
     In addition, such counsel shall state that (i) such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accounting firm for the Company, representatives of counsel for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, the documents to be specified on a schedule to such opinion (the “General Disclosure Documents”) and related matters were discussed, (ii) although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Prospectus dated October 13, 2005 as supplemented by the Prospectus Supplement (including any preliminary Prospectus Supplement) and the General Disclosure Documents, the limitations inherent in the role of underwriters’ counsel are such that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except as provided under subheading (E) of subsection (a)(i) of this Section 4 and (iii) subject to the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (x) the Registration Statement, including the documents incorporated therein by reference, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Prospectus dated October 13, 2005 as supplemented by the Prospectus Supplement (including any preliminary Prospectus Supplement), as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) the General Disclosure Documents, taken together, as of the time of execution of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements or other financial data that is included in or omitted from the Registration Statement, the Prospectus dated October 13, 2005 as supplemented by the Prospectus Supplement (including any preliminary Prospectus Supplement) or the General Disclosure Documents).
     (c) That, at the time of the execution of the Terms Agreement and at the time of purchase, you shall receive a signed letter from PricewaterhouseCoopers LLP, independent public accountants, dated the time of the execution of the Terms Agreement or the time of purchase, as applicable, each substantially in the form heretofore furnished to you and in substance satisfactory to you, addressed to the Underwriters (with conformed or reproduced copies thereof for each of the other Underwriters) with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.
     (d) That (i) prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor pending or threatened; (ii) no part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, at the time the Terms Agreement was entered into did not contain, and at the time of purchase does not contain, any untrue statement of a material fact, and did not and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or the Prospectus.
     (e) That, between the time of execution of the Terms Agreement and the time of purchase, in your opinion no material adverse change or any development involving a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole (financial or otherwise), shall have taken place (other than as referred to in or contemplated by the Registration Statement or the Prospectus).
     (f) That the Company shall perform such of its obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase.
     (g) That the Company shall, at the time of purchase, deliver to you (with reproduced or conformed copies thereof for each of the other Underwriters) a signed certificate of two of its executive officers stating that, between the time of execution of the Terms Agreement and the time of purchase, no material adverse change or any development involving a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole (financial or otherwise), shall have taken place (other than as referred to in or contemplated by the Registration Statement and the Prospectus) and also covering the matters set forth in subsections (d) and (f) of this Section 4.
     (h) That the Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.
     5. Termination of Terms Agreement: Any Terms Agreement may be terminated, prior to the related time of purchase, by you or by any group of Underwriters which has agreed to purchase in the aggregate at least 50% of the Underwriters’ Securities contemplated in such Terms Agreement if, in your judgment or in the judgment of any such group of Underwriters, there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as to make it impracticable to market the Securities contemplated in such Terms Agreement.
     The obligations of the several Underwriters under any Terms Agreement shall also be subject to termination in your absolute discretion if, at any time prior to the related time of purchase, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes.
     If you or any group of Underwriters elects to terminate any Terms Agreement as provided in this Section 5, the Company and each other Underwriter shall be notified promptly by delivery, telex, telefax or other customary manner of communication.
     If the sale to the Underwriters of the Underwriters’ Securities, as contemplated in any Terms Agreement, is not carried out by the Underwriters for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms hereof, the Company shall not be under any obligation or liability under this Agreement or such Terms Agreement (except to the extent provided in Sections 2(g), 3 and 7(c) hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement or such Terms Agreement (except to the extent provided in Section 7(e) hereof) or to one another hereunder.

     6. Increase in Underwriters’ Commitments: If any Underwriter shall default in its obligation to take up and pay for the Purchased Securities to be purchased by it under any Terms Agreement and if the principal amount of Purchased Securities which all Underwriters so defaulting shall have so failed to take up and pay for does not exceed 10% of the total principal amount of Purchased Securities agreed to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of Purchased Securities they are obligated to purchase pursuant to such Terms Agreement) the principal amount of Purchased Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Purchased Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Purchased Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the principal amount of Purchased Securities they have agreed to purchase under such Terms Agreement.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Purchased Securities under any Terms Agreement unless all of the Underwriters’ Securities under any such Terms Agreement are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).
     If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 6.
     7. Warranties, Representations and Covenants of and Indemnity by the Company and the Underwriters:
     (a) The Company warrants and represents in connection with each offering of Purchased Securities (i) that the Registration Statement has become effective; (ii) that each part of the Registration Statement, when such part became effective, complied, and the Prospectus fully complies and at the time of the Terms Agreement is entered into and at the time of purchase will fully comply, with the provisions of the Act, and, in the case of the Incorporated Documents, with the Exchange Act; (iii) that each part of the Registration Statement, when such part became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) that the Prospectus, at the time the Terms Agreement is entered into and at the time of purchase, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or the Prospectus. The Company warrants and represents that the Incorporated Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and any additional documents deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act will, when they are filed with the Commission, comply in all material respects with the requirements of the

Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (b) The Company warrants and represents that the Purchased Securities, when issued in accordance with this agreement, the relevant Terms Agreement and the Indenture, will be duly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.
     (c) The Company agrees to indemnify, defend and hold harmless each Underwriter, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Act or the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in a Prospectus (the term Prospectus for the purpose of this Section 7(c) being deemed to include each preliminary prospectus and each Prospectus (including, without limitation, any Issuer Free Writing Prospectus and any Other Offering Information) used in connection with the offering or sale of the Purchased Securities) at the time the Terms Agreement was entered into or at the time of purchase, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement or such Prospectus or necessary to make the statements made therein not misleading; provided, however, that the indemnity agreement with respect to any preliminary prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, expense, liability or claim purchased the Purchased Securities which are the subject thereof (or to the benefit of any person controlling such Underwriter) if at the time the Terms Agreement was entered into the Company had filed a Prospectus with the Commission that corrected any such alleged untrue statement or omission and notified the applicable Underwriter of such filing and such Underwriter failed to notify such person of such filing. The foregoing indemnification shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or in such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or any controlling person of that Underwriter.
     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company; provided, however, the Company shall not be obligated to pay the fees and expenses of more than one such counsel (which shall be selected by you) for the indemnified parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company’s indemnity agreement contained in this Section 7(c) and its warranties and representations contained in this agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the Terms Agreement or the issuance, sale and delivery of the Purchased Securities. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance and sale of the Purchased Securities or the Registration Statement or Prospectus.
     (d) Each Underwriter warrants, represents and agrees that the information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus with reference to such Underwriter does not and at the time of purchase will not contain an untrue statement of a material fact and does not and at the time of purchase will not omit to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading.
     (e) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act or the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement, or in the Prospectus (the term Prospectus for the purpose of this Section 7(e) being deemed to include each preliminary prospectus and each Prospectus (including, without limitation, any Issuer Free Writing Prospectus and any Other Offering Information) used in connection with the offer or sale of any Purchased Securities) at the time the Terms Agreement was entered into or at the time of purchase, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or such Prospectus or necessary to make such information not misleading. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.
     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing or by telephone, confirmed in writing, of the institution of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its or his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter; provided, however, such Underwriter shall not be obligated to pay the fees and expenses of more than one such counsel (which shall be selected by the Company) for the indemnified parties. Anything in this paragraph to the contrary notwithstanding, no

Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter. The indemnity agreement on the part of each Underwriter contained in this Section 7(e) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the Terms Agreement or the issuance, sale and delivery of the Purchased Securities. Each Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against such Underwriter in connection with the issuance and sale of the Purchased Securities or the Registration Statement or Prospectus.
     (f) The Company warrants, represents and agrees that (i) at the earliest time after the initial filing of the Registration Statement at which any bona fide offer of Securities was or shall be made, the Company was not or will not be, as the case may be, an ineligible issuer as defined in Rule 405 under the Act; and (ii) at the time the Terms Agreement is entered into and at the time of purchase, the information contained in any Issuer Free Writing Prospectus and any Other Offering Information will not conflict with information contained in the Registration Statement, provided that the foregoing shall not apply to any information furnished by or on behalf of any Underwriter through you to the Company expressly for use therein.
     (g) Each Underwriter warrants, represents and agrees (i) to file with the Commission each Participant Free Writing Prospectus required to be filed by it under the Act, not later than the date such filing is required; and (ii) that at the time the Terms Agreement is entered into and at the time of purchase, the information contained in any Participant Free Writing Prospectus required to be filed by it under the Act will not conflict with information contained in the Registration Statement, provided that the foregoing shall not apply to any information furnished by or on behalf of the Company through you to any Underwriter expressly for use therein.
     8. No Fiduciary Relationship: The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby and not as a financial advisor or a fiduciary to the Company or any other person and the only obligations owed to the Company are the ones contemplated herein.
     9. Parties at Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators, and no other person (including a purchaser, as such purchaser, from any of the Underwriters of any of the Purchased Securities) shall acquire or have any right under or by virtue of this Agreement.
     10. Counterparts: This instrument may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof.
     11. Construction: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     If the foregoing correctly sets forth the understanding between the Company and you, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

Anheuser-Busch Companies, Inc.

By:

William J. Kimmins, Jr.
Vice President and Treasurer

[UNDERWRITER]

By:

Schedule I
TERMS AGREEMENT
[Title of Purchased Securities]
[date]
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118
Dear Sirs:
          Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), and ______ have entered into an Underwriting Agreement (the “Underwriting Agreement”), dated ______, relating to the issuance from time to time by the Company of its debt securities under an indenture (the “Indenture”), dated as of July 1, 2001, between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee. This Terms Agreement, relating to the Purchased Securities referred to below, is being entered into pursuant to the Underwriting Agreement. Capitalized terms used herein, not otherwise defined, have the meanings given them in the Underwriting Agreement.
          ______ and the several other underwriters named in Schedule A annexed hereto (the “Underwriters”) understand that the Company proposes to issue and sell $______ aggregate principal amount of [title of Purchased Securities] (the “Purchased Securities”). Subject to the terms, conditions, representations and warranties set forth or incorporated by reference herein, the Company agrees to sell to the Underwriters and the Underwriters agree to purchase from the Company the Purchased Securities at ______% of the principal amount thereof plus accrued interest from ______. The Prospectus with respect to the Purchased Securities consists or shall consist of: ______.
          The Underwriters will pay for such Purchased Securities upon delivery thereof in New York, New York at 10:00 A.M. (New York City time) on ______ (the “Closing Date”) by wire transfer of immediately available funds, or at such other time on the Closing Date as shall be agreed upon by the Company and the Underwriters.
          The Purchased Securities shall be issued in book-entry form and shall have the following terms:

(a) Interest:	[___]% per annum

(b) Maturity:

(c) Initial Public	[___]% of the principal amount of the Purchased Securities plus accrued interest
Offering Price:	from [___], if any.

(d) Interest Payment
Dates:	[___] and [___], commencing [___]

(e) Regular Record
Dates:	[___] and [___]

(f) Optional	The Purchased Securities will be subject to redemption at any time on or after

Redemption:	[___] at the option of the Company, in whole or in part, pursuant to the redemption provisions of the Indenture, at [redemption prices], and thereafter at 100% of the principal amount thereof, together with accrued interest to the Redemption Date.
          All provisions contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          This instrument may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof.
          This Terms Agreement is entered into as of ___ a.m., New York City time, on the date hereof.
          Please confirm your agreement herewith by having an authorized officer sign a copy of this Agreement in the space provided below.

Very truly yours,

as Underwriter
By:

Name:

Title:

Accepted and Agreed to as of
the Date First Above Written:
ANHEUSER-BUSCH COMPANIES, INC.

By:

Schedule II
DELAYED DELIVERY CONTRACT
[Date]
ANHEUSER-BUSCH      COMPANIES, INC.
     One Busch Place
     St. Louis, Missouri 63118
     Attention:
Ladies and Gentlemen:
          The undersigned hereby agrees to purchase from Anheuser-Busch Companies, Inc. (the Company), and the Company agrees to sell to the undersigned, principal amount of the Company’s (state title of issue) (the Securities) offered by the Company’s Prospectus dated ______ and a Prospectus Supplement dated ______ receipt of copies of which is hereby acknowledged, at a purchase price of ______% of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract.
          The undersigned agrees to purchase such Securities in the principal amounts and on the delivery dates (the Delivery Dates) set forth below:

Delivery	Principal	Plus Accrued
Date	Amount	Interest From:

          Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in immediately available funds at the Corporate Trust Office of ______ (or at such other place as the undersigned and the Company shall agree) at 11:00 A.M., New York City Time, on such Delivery Date upon issuance and delivery to the undersigned of the Securities to be purchased by the undersigned on such Delivery Date in such authorized denominations and registered in such names as the undersigned may designate by written or telegraphic communications addressed to the Company not less than five business days prior to such Delivery Date.
          The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place, to Underwriters of such principal amount of the Securities as is to be sold and delivered to them.
          Promptly after completion of the sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters.
          Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.
          The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Securities hereby agreed to be purchased and (b) the undersigned does not contemplate selling the Securities which it has agreed to purchase hereunder prior to the Delivery Date therefor.
          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be governed by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          It is understood that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so signed.
Very truly yours,
Accepted, as of the date first above written
Anheuser-Busch Companies, Inc.
By:

PURCHASER—PLEASE COMPLETE AT TIME OF SIGNING
          The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print.)

Telephone No.
Name	(Including Area Code)	Department